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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-90319 and 333-90313) on Form S-8 for CareAdvantage, Inc. of our report dated March 15, 2004, on our audit of the consolidated financial statements of CareAdvantage, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2003.


/s/ Eisner, LLP

New York, NY
March 30, 2004